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                                                              Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 33-1918 of our report dated February 21, 1996 relating to the financial statements of Dean Witter Select Futures Fund L.P. and our report dated March 1, 1996 relating to the statement of financial condition of Demeter Management Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus


Deloitte & Touche LLP


New York, New York
May 3, 1996